UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2013

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)	19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on April 30, 2013, we completed the sale of our antioxidant and UV stabilizers business (the “Antioxidant business”) to SK Blue Holdings, Ltd. and Addivant USA Holdings Corp. We will account for the sale of the Antioxidant business in our second quarter of 2013 financial statements, and we anticipate recording within discontinued operations, a loss on sale which on a pre-tax basis, includes a non-cash loss of approximately $118 million related to the release of unrecognized pension costs from accumulated other comprehensive loss related to the transfer of pension obligations. In addition, within the loss on sale, we anticipate recognizing the net effect of the post closing working capital adjustment, transaction fees, anticipated future losses on long term supply agreements between Chemtura and Addivant and an approximately $5 million pre-tax, non-cash release of cumulative foreign currency translation adjustments from accumulated other comprehensive loss.

Signatures

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By: /s/ Billie S. Flaherty Name: Billie S. Flaherty Title: SVP, General Counsel & Secretary

Date:	June 12, 2013